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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED
CHARTERED ACCOUNTANTS


We consent to the incorporation by reference in Registration Statements No. 333-117822, 333-112891, 333-110493, 333-106519, 333-67118, 333-51194 and No.
333-42452 of Generex Biotechnology Corporation and Subsidiaries (the Company) on Forms S-3, of our report dated October 7, 2002 appearing in this Annual Report on Form 10-K of the Company for the year ended July 31, 2004.





/s/ Deloitte & Touche LLP
-------------------------------
Independent Registered Chartered Accountants

Toronto, Ontario
November 10, 2004


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